                                                                EXHIBIT 2.2


                   AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Reorganization Agreement"), dated as of March 24, 1997, is by and among COMMUNITY BANKSHARES, INC. ("Community"), a New Hampshire corporation, CONCORD SAVINGS BANK ("Concord Bank"), a New Hampshire state-chartered savings bank, CENTERPOINT BANK, a New Hampshire state-chartered commercial bank (Concord Bank and Centerpoint Bank being referred to together herein as the "Community Banks"), CFX CORPORATION ("CFX"), a New Hampshire corporation, and CFX BANK, a New Hampshire state-chartered savings bank.

                                WITNESSETH

      WHEREAS, the parties hereto desire to combine their respective businesses on the terms and subject to the conditions of this Reorganization Agreement;

      WHEREAS, the parties hereto desire that CFX acquire all the outstanding shares of capital stock of Community, including each attached right issued pursuant to the Community Rights Agreement (as defined below), through an exchange (the "Share Exchange") of shares of CFX Common Stock (as defined below) for the issued and outstanding shares of Community Common Stock (as defined below) pursuant to a Plan of Share Exchange (the "Plan of Exchange") in the form attached hereto as Annex A;

      WHEREAS, the parties desire that, following the Share Exchange, Community shall be merged (the "Holding Company Merger") with and into CFX, pursuant to a merger agreement or plan of merger (the "Merger Agreement") in a form to be specified by CFX and reasonably satisfactory to Community and consistent with the terms of this Reorganization Agreement;

      WHEREAS, the parties desire that, following the consummation of the Holding Company Merger, the Community Banks, wholly owned subsidiaries of Community, shall be merged (the "Bank Merger") with and into CFX Bank, a wholly-owned subsidiary of CFX, pursuant to an Agreement and Plan of Merger (the "Plan of Merger") in the form attached hereto as Annex B;

      WHEREAS, in connection with the execution of this Reorganization Agreement, Community and CFX have entered into a Stock Option Agreement (the "Stock Option Agreement") dated as of even date herewith pursuant to which Community will grant CFX the right to purchase certain shares of Community Common Stock; and

      WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with Share Exchange, the Holding Company Merger, the Bank Merger and the other transactions (collectively, the "Transactions") contemplated by this Reorganization Agreement, the Plan of Exchange, the Merger Agreement, the Plan of Merger and the Stock Option Agreement (collectively, the "Transaction Documents");

      WHEREAS, it is intended that all of the parties hereto except Centerpoint Bank shall execute this Reorganization Agreement on the date first above written, with Centerpoint Bank to execute this Reorganization Agreement, as promptly thereafter as practicable, as provided in Section 4.7(d) hereof;

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                ARTICLE 1.
                            CERTAIN DEFINITIONS

      1.1.  "AMEX" shall mean the American Stock Exchange, Inc.

      1.2. "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

      1.3.  "CFX Entities" shall mean CFX and the CFX Subsidiaries.

      1.4. "CFX Financial Statements" shall mean (i) the consolidated balance sheets of CFX as of September 30, 1996 and as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the nine months ended September 30, 1996 and each of the three years ended December 31, 1995, 1994 and 1993 as filed by CFX in SEC Documents, together with the consolidated balance sheet of CFX and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as of and for the period ended December 31, 1996, as delivered to Community prior to the date hereof and (ii) the consolidated balance sheets of CFX and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by CFX in SEC Documents with respect to periods ended subsequent to September 30, 1996.

      1.5.  "Closing Date" shall mean the date specified pursuant to
Section 4.8 hereof as the date on which the Parties shall close the Transactions.

      1.6. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.7.  "Commissioner" shall mean the New Hampshire State Bank
Commissioner.

      1.8. "Community Entities" shall mean Community and the Community Subsidiaries.


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      1.9.  "Community Financial Statements" shall mean (i) the
consolidated balance sheets of Community as of September 30, 1996 and as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the nine months ended September 30, 1996 and each of the three years ended December 31, 1995, 1994 and 1993 as filed by Community in SEC Documents, together with the consolidated balance sheet of Community and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as of and for the period ended December 31, 1996, as delivered to CFX prior to the date hereof and (ii) the consolidated balance sheets of Community and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Community in SEC Documents with respect to periods ended subsequent to September 30, 1996.

      1.10. "Effective Date" shall mean the date specified pursuant to
Section 4.8 hereof as the effective date of the Share Exchange.

      1.11. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.12. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.13. "FDIA" shall mean the Federal Deposit Insurance Act.

      1.14. "FDIC" shall mean the Federal Deposit Insurance Corporation.

      1.15. "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System or any appropriate Federal Reserve Bank.

      1.16. "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

      1.17. "Investment Company Act" means the Investment Company Act of 1940, as amended.

      1.18. "Material Adverse Effect" shall mean, with respect to Community or CFX, as the case may be, a material adverse effect on (A) the business, results of operations or financial condition of such party and its subsidiaries taken as a whole (provided, however, that the following shall not constitute or contribute to a Material Adverse Effect: (i) changes in the financial condition, business, or results of operations of a person resulting directly or indirectly from (1) changes in interest rates (provided that Community is in compliance with its asset/liability


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







management policy as Previously Disclosed to CFX, as the same may be revised thereafter with CFX's concurrence), or (2) changes in state and federal regulations or legislation affecting New Hampshire banks; or (ii) matters related to changes in federal, state or local tax laws or changes in federal, state or local tax status, characteristics, or attributes or the ability to use such attributes); or (B) the ability of any Party to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

      1.19. "Parties" shall mean CFX, CFX Bank, Community and the Community
Banks.

      1.20. "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to December 31, 1995 and prior to the date hereof, or (ii) a letter dated of even date herewith from the Party making such disclosure and delivered to the other Parties prior to the execution hereof.

      1.21. "Proxy Statement" shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of CFX or Community to solicit their votes in connection with this Reorganization Agreement and the Plan of Exchange.

      1.22. "Registration Statement" shall mean the registration statement with respect to the CFX Common Stock to be issued in connection with the Share Exchange as declared effective by the SEC under the Securities Act, if required.

      1.23. "Rights" shall mean subscriptions, warrants, options, rights, calls, agreements, understandings or commitments of any character calling for the transfer, purchase, issuance or disposition of, or representing the right to purchase, acquire, subscribe to or otherwise receive any shares of capital stock, or any securities convertible into or representing the right to purchase, acquire, subscribe to or otherwise receive any shares of capital stock, or any stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

      1.24. "SEC" shall mean the Securities and Exchange Commission.

      1.25. "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party pursuant to the Securities Laws.

      1.26. "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.27. "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.


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      Other terms used herein are defined in the preamble and the recitals to this Reorganization Agreement and in Articles II, III and IV hereof.

                                ARTICLE 2.
    REPRESENTATIONS AND WARRANTIES OF COMMUNITY AND THE COMMUNITY BANKS

      Community and the Community Banks hereby represent and warrant to CFX and CFX Bank that, except as Previously Disclosed:

2.1.  Capital Structure of Community

      (a) The authorized capital stock of Community consists solely of 3,000,000 shares of common stock, par value $1.00 per share ("Community
Common Stock"), and 1,000,000 shares of preferred stock, par value $1.00 per share ("Community Preferred Stock"). There are 2,465,237 shares of Community Common Stock issued and outstanding, no shares of Community Common Stock held in its treasury, no shares of Community Preferred Stock issued and outstanding, and no shares of Community Preferred Stock held in its treasury. No shares of Community Common Stock or Community Preferred Stock are reserved for issuance, except that (i) 36,924 shares of Community Common Stock are reserved for issuance under Community's employee stock purchase plans (the "Community Stock Purchase Plans"), (ii) 143,781 shares of Community Common Stock are reserved for issuance upon the exercise of stock options heretofore granted pursuant to Community's stock option plans (the "Community Stock Option Plans") and (iii) 24,653 shares of Community Preferred Stock are reserved for issuance upon the exercise of rights pursuant to the Rights Agreement dated as of October 31, 1989 between Community and the First National Bank of Boston (the "Community Rights Agreement").

      (b) Except for shares of Community Common Stock subject to purchase under the Community Stock Purchase Plans or subject to options under the Community Stock Option Plans as Previously Disclosed and to the Stock Option Agreement and shares of Community Preferred Stock subject to the Community Rights Agreement, Community is not bound by any outstanding Rights. Except for the Community Rights Agreement and the Stock Option Agreement, there are no agreements, understandings or commitments to which Community is a party with respect to the voting of any shares of Community Common Stock or which restrict the transfer of such shares.

      (c) All outstanding shares of Community's capital stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of Community's capital stock has been issued in violation of the preemptive rights of any person. All options granted under the Community Stock Option Plans have become fully exercisable in accordance therewith or in accordance with certain change in control agreements that have been Previously Disclosed.

2.2.  Organization, Standing and Authority of Community

      Community is a duly organized corporation, validly existing and in good standing under the laws of New Hampshire, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and


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







foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Community. Community is registered as a bank holding company under the BHC Act.

2.3.  Ownership and Capital Structure of the Community Subsidiaries

      (a) Community does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization, except as Previously Disclosed (collectively, the "Community Subsidiaries" and individually a "Community Subsidiary").

      (b) The authorized and issued capital stock of each of the Community Subsidiaries has been Previously Disclosed.

      (c) The outstanding shares of capital stock of each Community Subsidiary are validly issued and outstanding, fully paid and nonassessable and all such shares are directly or indirectly owned by Community free and clear of all liens, claims and encumbrances, subject, in the case of Concord Bank, to the Distribution and Liquidation Account (the "Liquidation Account") established by Concord in connection with its conversion from mutual to stock form and maintained pursuant to Article 7 of Concord Bank's Amended and Restated Charter. No Community Subsidiary is bound by any Rights with respect to its capital securities and there are no agreements, understandings or commitments relating to the right of Community to vote or dispose of said shares. None of the shares of capital stock of any Community Subsidiary has been issued in violation of the preemptive rights of any person whose cause of action is not time barred by any applicable statute of limitations. Concord Bank has established and maintained the Liquidation Account in accordance with all applicable laws and regulations.

2.4.  Organization, Standing and Authority of the Community Subsidiaries

      Each of the Community Subsidiaries is a corporation, savings bank or commercial bank duly organized, validly existing and in good standing under the laws of New Hampshire with full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Community. Neither of the Community Banks engages in any activities other than those expressly authorized to it by applicable New Hampshire and federal banking laws, including without limitation the regulations of the FDIC under Section 24 of the FDIA. Each of the Community Banks is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein. The deposits of each of the Community Banks are insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA, and each of



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the Community Banks has paid all assessments that have come due and has filed all reports required by the FDIA.

2.5.  Authorized and Effective Agreement

      (a) Community has all requisite corporate power and authority to enter into and perform all its obligations under the Transaction Documents to which Community is a party. The adoption, execution and delivery of the Transaction Documents to which Community is a party and the consummation of the Transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Community, including without limitation the approval of a majority of the "Disinterested Directors" as contemplated by Article Ninth, Section A of Community's Articles of Incorporation, except that (1) pursuant to applicable New Hampshire law and Community's Articles of Incorporation and By-laws, the Plan of Exchange must be approved by the affirmative vote of the holders of not less than two-thirds of all the shares of Community Common Stock entitled to vote thereon, and (2) pursuant to applicable New Hampshire law, certain required or appropriate actions may or must be taken with respect to the rights of any dissenting shareholders. The Board of Directors of Community has directed that the Transaction Documents and the Transactions be, to the extent necessary, submitted to Community's stockholders for approval at an annual or special meeting to be held as soon as practicable.

      (b) Each of the Community Banks has all requisite corporate power and authority to enter into and perform all its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the Transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Community Banks.

      (c)   Assuming the accuracy of the representations contained in
Section 3.5(c) hereof, the Transaction Documents constitute legal, valid and binding obligations of the Community Entities, enforceable against them in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (d) Except as Previously Disclosed, and except for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Community, neither the adoption, execution and delivery of the Transaction Documents nor the consummation of the Transactions nor compliance by the Community Entities with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificates of incorporation or association, charters or by-laws of any of the Community Entities, (ii) assuming that the regulatory approvals referred to in Section 5.1(b) hereof are duly obtained, constitute or result in a breach of any term, condition or provision of, or


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







constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of any Community Entity pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming that the regulatory approvals referred to in Section 5.1(b) hereof are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Community Entity.

      (e) Except for the approvals specified in Sections 4.2 and 4.4 hereof, except as Previously Disclosed and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Community Entities on or prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions other than the filing of certificates or articles of merger or share exchange or similar documents with the appropriate New Hampshire state authorities.

2.6.  SEC Documents; Regulatory Filings

      Community has, since January 1, 1992, filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. As of their respective dates, no such SEC Documents filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date shall be deemed to modify information as of an earlier date. Each of the Community Entities has, since January 1992, filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

2.7.  Financial Statements; Books and Records; Minute Books

      The Community Financial Statements fairly present, or when filed will fairly present, in all material respects, the consolidated financial position of the Community Entities as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows of the Community Entities for the periods then ended in conformity with generally accepted accounting principles applicable to banking organizations or financial institutions applied on a consistent basis (except as disclosed therein and except for the omission of notes for unaudited financial statements and year-end adjustments to interim results). The books and records of each of the Community Entities fairly reflect in all material respects the transactions to which it is a party or to or by which its properties are subject or bound. Such books and records


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have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of the Community Entities contain records which are accurate in all material respects of all corporate actions of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

2.8.  Material Adverse Change

      Community has not, on a consolidated basis, suffered any Material Adverse Effect in its financial condition, results of operations or business since December 31, 1996.

2.9.  Absence of Undisclosed Liabilities

      None of the Community Entities has any liability (contingent or otherwise) that is material to Community, on a consolidated basis or that, when combined with all similar liabilities, would be material to the Community Entities, except as Previously Disclosed, as disclosed in the Community Financial Statements described in clause (i) of Section 1.9 hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1996.

2.10. Properties

      The Community Entities have good title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of their respective properties and assets, real and personal that are reflected on the Community Financial Statements as of September 30, 1996 or acquired after such date, except (i) as may be reflected in the Community Financial Statements, (ii) for liens for taxes not yet delinquent, (iii) for liens on real estate acquired by foreclosure or substantively repossessed, (iv) for pledges to secure deposits and other liens incurred in the ordinary course of banking business, (v) for such imperfections of title, easements, encumbrances, liens, charges, defaults and equitable interests, if any, that do not have a Material Adverse Effect on the value of personal or real property reflected in the Community Financial Statements or acquired since the date of such statements and which do not materially interfere with or impair the present and continued use of such property, and (vi) for dispositions and encumbrances in the ordinary course of business. All leases pursuant to which any of the Community Entities, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of the Community Entities are valid and enforceable by one or both of the Community Entities in accordance with their respective terms.

2.11. Loans; Allowance for Possible Loan Losses

      (a) Each loan reflected as an asset in the Community Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to


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







the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is not subject to any known defenses, set-off or counterclaims except as may be provided under bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (b) The Community Entities have Previously Disclosed all loans in the original principal amount in excess of $200,000 of each Community Entity that, as of the date of this Reorganization Agreement, are classified by Community or any state or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category, it being understood that no representation is being made that any state or federal bank regulatory or supervisory authority would agree with such loan classifications.

      (c) Except as Previously Disclosed or as identified in the notes to the Community Financial Statements, as of September 30, 1996, neither of the Community Banks was, as of the date hereof, a party to any loan, including any loan guaranty, in the amount of $50,000 or more, with any director, executive officer or 5% shareholder of Community or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by the Community Banks and that are subject to Section 22(h) of the Federal Reserve Act, comply therewith.

2.12. Tax Matters

      Except as Previously Disclosed:

      (a) Each of the Community Entities has timely filed federal income tax returns for each year through December 31, 1995 and has timely filed all other material federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back-up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to the Community Entities. All taxes due in respect of the periods covered by such tax returns and for any subsequent periods have been paid or adequate reserves have been established for the payment of such taxes. As of the Closing Date, all material taxes due in respect of any subsequent periods ending on or prior to the Closing Date (or that portion of any period that is prior to the Closing Date) will have been paid or adequate reserves will have been established for the payment thereof. No (i) audit examination, (ii) deficiency or (iii) refund litigation with respect to any tax is pending. The Community Entities will not have any material liability for any taxes in excess of amounts paid or reserves or accruals established.

      (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Community Entities are complete and accurate in all material respects. None of the Community Entities is delinquent in the payment of any material tax, assessment or governmental charge, and no Community Entity has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiency for any tax, assessment or governmental charge has been proposed, asserted or assessed (tentatively or otherwise) against any Community Entity which has not been settled and paid. There are currently no agreements in effect with respect to any Community Entity to extend the period of limitations for the assessment or collection of any tax.

2.13. Employee Benefits; ERISA

      (a) The Community Entities have Previously Disclosed a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by any Community Entity or by any trade or business, whether or not incorporated, that together with any Community Entity would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director (including advisory directors) or former employee or former director (including advisory directors) of any Community Entity, whether formal or informal and whether legally binding or not (the "Plans"). None of the Community Entities has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Plan that would affect any employee or director or former employee or former director of any Community Entity.

      (b) With respect to each of the Plans, the Community Entities have made available to CFX true and complete copies of each of the following documents: (a) the Plan and related documents (including all amendments thereto); (b) the two most recent annual reports and financial statements, if any; (c) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan, and all material employee communications relating to such Plan; and (d) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory authority relating to each Plan.

      (c) No liability under Title IV of ERISA has been incurred by any Community Entity or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Community or any ERISA Affiliate of incurring a liability under such Title. No reportable event under Section 4043 of ERISA (other than the reportable event described in Pension Benefit Guaranty Corporation Regulation Section 2615.23 occurring by reason of the Transactions) has occurred or will occur with respect to any Plan on or before the Closing Date or the Effective Date.

      (d) No Community Entity, no ERISA Affiliate, no Plan, no trust created thereunder, and no trustee or administrator thereof has engaged in a transaction in connection with which any Community Entity, any Plan, any trust, or any trustee or administrator thereof, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, or a tax imposed pursuant to Section 4975 or 4976 of the Code.

      (e)  Full payment has been made, or will be made in accordance with
Section 404(a)(6) of the Code, of all amounts that any Community Entity or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the Plans, and all such amounts properly accrued through the Closing Date or the Effective Date will be paid on or prior to the Closing Date or the Effective Date (as applicable) or will be properly recorded on the books and records of Community. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived.

      (f) Except as Previously Disclosed, with respect to each Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of the valuation date used in such report, exceed the current value of the assets of such Plan allocable to such accrued benefits as of such valuation date and no material adverse change in the funded status of any such Plan has occurred since such valuation date.

      (g) No Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

      (h) Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. Each Plan that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements. Each Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including without limitation ERISA and the Code.

      (i) Except as Previously Disclosed, each Plan may be amended or terminated without liability to Community or any ERISA Affiliate. No amounts payable under the Plans will fail to be deductible for federal income tax purposes under Section 280G of the Code.

      (j) There are no actions, suits or claims pending, or, to the knowledge of the Community Entities, threatened or anticipated (other than routine claims for benefits) against any Plan, the assets of any Plan or against any Community Entity or any ERISA Affiliate with respect to any Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any Plan.

      (k) Except as Previously Disclosed, neither consummation of the Transactions nor termination of the employment or service of any employee or director of any of the Community Entities prior to or following consummation of the Transactions will (i) entitle any current or former employee or director of any Community Entity to severance pay, or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, (iii) renew or extend the term of any agreement regarding compensation for a current or former employee or director, or
(iv) result in the Community Entities making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

2.14. Certain Contracts

      (a) Except as Previously Disclosed or as specifically identified in the notes to the Community Financial Statements, none of the Community Entities is a party to, or bound by, (i) any material contract, arrangement or commitment whether or not made in the ordinary course of business requiring the payment of more than $100,000 in any year or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by any Community Entity or the guarantee by any Community Entity of any such obligation, other than instruments relating to transactions entered into in the customary course of the Community Banks' business, (iii) any written or oral agreement, arrangement or commitment not terminable at will without liability or requiring the payment of more than $25,000 relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union.

      (b) No Community Entity is in default in any material respect under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a material default.

2.15. Legal Proceedings

      Except for matters which, individually or in the aggregate, would not have a Material Adverse Effect on Community, neither Community nor any of the Community Subsidiaries is a party to any, and there are no pending or, to the best of Community's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against Community or any of the Community Subsidiaries; and neither Community nor any of the Community Subsidiaries is a party to or subject to any order, judgment or decree. To the knowledge of the Community Entities, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions or to impose any material liability in connection therewith. There are no actions, suits or proceedings instituted, pending or, to the knowledge of the Community Entities, threatened against any present or former director or officer of any Community Entity, that would be likely to give rise to a claim for indemnification and that, in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on Community and, to the knowledge of the Community Entities, there is no reasonable basis for any such action, suit or proceeding.

2.16. Compliance with Laws; Regulatory Examinations; Regulatory Approvals

      (a) Each Community Entity holds, and at all times since January 1, 1994 has held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, and no Community Entity has any knowledge of any violation of, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to the Community Entities, except as Previously Disclosed and except for failures to hold, failures to comply, defaults or violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on Community.

      (b) Except for normal examinations conducted by a regulatory agency in the regular course of business of the Community Entities, no regulatory agency has initiated any proceeding or, to the best knowledge of the Community Entities, investigation into the business or operations of any Community Entity since December 31, 1996. None of the Community Entities has received any objection from any regulatory agency to any response by any Community Entity to any violation, criticism or exception with respect to any report or statement relating to any examinations of the Community Entities.

      (c) No Community Entity has, since January 1, 1994 received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. No Community Entity is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing.

      (d) No Community Entity is aware of any reason why the conditions set forth in Section 5.1(b) hereof would not be satisfied without significant delay.

2.17. Labor Matters

      With respect to their respective employees, the Community Entities are not parties to any labor agreement with any labor organization, group or association and have not engaged in any unfair labor practice as defined under applicable federal law. Since January 1, 1996, no Community Entity has experienced any attempt by organized labor or its representatives to make any Community Entity conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of any Community Entity. There is no unfair labor practice charge or other complaint by any employee or former employee of any Community Entity against it pending before any governmental agency arising out of the activities of the Community Entities which charge or complaint (i) has a reasonable probability of an unfavorable outcome and
(ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Community; there is no labor strike or labor disturbance pending or, to the knowledge of the Community Entities, threatened against any Community Entity; and no Community Entity has experienced a work stoppage or other labor difficulty since January 1, 1996.

2.18. Brokers and Finders

      Neither the Community Entities nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the Transactions, except that Community has engaged and will pay a fee or commission to McConnell, Budd & Downes, Inc., as Previously Disclosed.

2.19. Insurance

      Community has made available to CFX true and correct copies of all material policies of insurance of any Community Entity in effect as of the date hereof. No Community Entity has any liability for unpaid premiums or premium adjustments not properly reflected on Community's Financial Statements, except for any such liability that would not have a Material Adverse Effect on Community. Except as Previously Disclosed, no Community Entity has received any notice of termination of any such insurance coverage or material increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased except as a result of the Transactions.

2.20. Environmental Liability

      (a) Except for any violation, liability or noncompliance which does not have a Material Adverse Effect on Community: (i) no Community Entity has violated during the last five years or is in violation of or is liable under any federal, state or local environmental law; (ii) none of the properties owned or leased by any Community Entity (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) no Community Entity is liable for any off-site contamination; and (iv) each Community Entity is, and during the last five years has been, in compliance with, all of its respective permits, licenses and other authorizations issued under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

      (b) No Community Entity has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of the Community Entities, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on the Community Entities of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on Community; there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and no Community Entity is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

2.21. Administration of Trust Accounts

      Except as Previously Disclosed, neither of the Community Banks currently administers or previously has administered any accounts for which it acts as a fiduciary or agent, including without limitation accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor other than IRA accounts.

2.22. Intellectual Property

      The Community Entities own the entire right, title and interest in and to, or have valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct their business and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Community. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on Community.

2.23. Certain Information

      As of the effectiveness of the Registration Statement or any post-effective amendment thereto and as of the date of the Community shareholders' meeting to vote upon the Transactions, as of the mailing of any Proxy Statement or any amendment thereto and as of the date of the Community shareholders' meeting to vote upon the Transactions, such Registration Statement or Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Community relating to Community shall (i) comply in all material respects with the applicable provisions of the Securities Laws, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

2.24. Pooling of Interests

      The Community Entities know of no reason which would reasonably cause any of them to believe that the Transactions will not qualify as a pooling of interests for financial accounting purposes.

                                ARTICLE 3.
            REPRESENTATIONS AND WARRANTIES OF CFX AND CFX BANK

      CFX and CFX Bank hereby represent and warrant to Community and the Community Banks that, except as Previously Disclosed:

3.1.  Capital Structure of CFX

      (a) The authorized capital stock of CFX consists solely of 22,500,000 shares of common stock, par value $0.66 2/3 per share ("CFX Common Stock"), and 3,000,000 shares of preferred stock, par value $1.00 per share ("CFX Preferred Stock"). As of December 31, 1996, there were 13,008,787 shares of CFX Common Stock issued and outstanding, 28,000 shares of CFX Common Stock held in its treasury, no shares of CFX Preferred Stock issued and outstanding, and no shares of CFX Preferred Stock held in its treasury. All outstanding shares of CFX's capital stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of CFX's capital stock has been issued in violation of the preemptive rights of any person. The shares of CFX Common Stock to be issued in connection with the Share Exchange will have been duly authorized upon adoption of an amendment to CFX's Articles of Incorporation authorizing additional shares of CFX Common Stock (a "Charter Amendment"), and, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

      (b) As of December 31, 1996, CFX's Tier 1 risk-based capital ratio, total risk-based capital ratio, and leverage ratio, each calculated in accordance with the capital guidelines of the Federal Reserve applicable to bank holding companies on a fully phased-in basis, were each in excess of the specified minimum levels for qualification as "well capitalized."

      (c) As of the date hereof, except for shares of CFX Common Stock subject to options under CFX's employee stock option and incentive plans, and except for shares to be issued pursuant to that certain Agreement and Plan of Reorganization, dated as of February 13, 1997, by and among CFX, CFX Bank, Portsmouth Bank Shares, Inc. and Portsmouth Savings Bank, CFX is not bound by any outstanding Rights. There are no agreements or understandings to which CFX is a party with respect to the voting of any shares of CFX Common Stock or which restrict the transfer of such shares.

3.2.  Organization, Standing and Authority of CFX

      CFX is a duly organized corporation, validly existing and in good standing under the laws of New Hampshire, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CFX. CFX is registered as a bank holding company under the BHC Act. CFX has made available to Community true and correct copies of its charter and bylaws.

3.3.  Ownership and Capital Structure of CFX's Subsidiaries

      Except as Previously Disclosed, CFX does not own, directly or indirectly, 25 percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization (each a "CFX Subsidiary" and collectively the "CFX Subsidiaries"). The outstanding shares of capital stock or other equity interests of the CFX Subsidiaries are validly issued and outstanding, fully paid and nonassessable and, except with respect to CFX Funding L.L.C. in which CFX owns 51% of the equity interests, all such shares or interests are directly or indirectly owned by CFX free and clear of all liens, claims and encumbrances. No CFX Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any CFX Subsidiary, and there are no agreements, understandings or commitments relating to the right of CFX to vote or to dispose of said shares or interests. None of the shares of capital stock or other equity interests of any CFX Subsidiary has been issued in violation of the preemptive rights of any person.

3.4.  Organization, Standing and Authority of CFX Subsidiaries

      Each CFX Subsidiary is a duly organized corporation or banking association, validly existing and in good standing under applicable laws. Each CFX Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on CFX. Each CFX Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on CFX.

3.5.  Authorized and Effective Agreement

      (a) Subject to adoption of a Charter Amendment, CFX has all requisite corporate power and authority to enter into and perform all of its obligations under the Transaction Documents to which CFX is a party. The adoption, execution and delivery of the Transaction Documents to which CFX is a party and the consummation of the Transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFX, except that a Charter Amendment must be approved by the affirmative vote of the holders of at least two thirds of all of the shares of CFX entitled to vote for the election of directors in accordance with the Articles of Incorporation of CFX and the issuance of CFX Common Stock pursuant to the Transaction Documents must be approved by the affirmative vote of the holders of a majority of the votes cast by the holders of CFX Common Stock eligible to vote thereon in accordance with AMEX policy. The Board of Directors of CFX has directed that a Charter Amendment, the Transaction Documents and the Transactions be submitted to CFX's stockholders for approval at an annual or special meeting to be held as soon as practicable.

      (b) CFX Bank has all requisite corporate power and authority to enter into and perform all of its obligations under the Transaction Documents to which CFX Bank is a party. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the Transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFX Bank.

      (c) Assuming the accuracy of the representations contained in Sections 2.5(c) hereof, the Transaction Documents constitute legal, valid and binding obligations of CFX and CFX Bank, in each case enforceable against them in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (d) Except as Previously Disclosed and subject to adoption of a Charter Amendment, neither the adoption, execution and delivery of the Transaction Documents nor the consummation of the Transactions nor compliance by the CFX Entities with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificates of incorporation or association, charters or by-laws of the CFX Entities, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the CFX Entities pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the CFX Entities, except for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on CFX.

      (e) Except for the approvals specified in Sections 4.2 and 4.4 hereof, except as Previously Disclosed and except as expressly referred to in this Reorganization Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the CFX Entities on or prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions other than the filing of certificates or articles of merger or share exchange or similar documents with the appropriate New Hampshire state authorities.

3.6.  SEC Documents; Regulatory Filings

      CFX has filed all SEC Documents required by the Securities Laws and such SEC Documents complied, as of their respective dates, in all material respects with the Securities Laws. As of their respective dates, no such SEC Documents filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date shall be deemed to modify information as of an earlier date. CFX and each of the CFX Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

3.7.  Financial Statements

      The CFX Financial Statements fairly present or when filed will fairly present the consolidated financial position of CFX and the consolidated CFX Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of CFX and the consolidated CFX Subsidiaries for the periods then ended in conformity with generally accepted accounting principles applicable to banking organizations or financial institutions applied on a consistent basis except as disclosed therein. The books and records of CFX fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of the CFX Entities contain records which are accurate in all material respects of all corporate actions of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

3.8.  Material Adverse Change

      CFX has not, on a consolidated basis, suffered any material adverse change in its financial condition, results of operations or business since December 31, 1996.

3.9.  Absence of Undisclosed Liabilities

      Neither CFX nor any CFX Subsidiary has any liability (contingent or otherwise) that is material to CFX on a consolidated basis, or that, when combined with all similar liabilities, would be material to CFX on a consolidated basis, except as Previously Disclosed, as disclosed in the CFX Financial Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1996.

3.10. Brokers and Finders

      Neither the CFX Entities nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the Transactions, except that CFX has engaged and will pay a fee or commission to Alex. Brown & Sons Incorporated.

3.11. Legal Proceedings

      Except for matters which, individually or in the aggregate, would not have a Material Adverse Effect on CFX, neither CFX nor any of the CFX Subsidiaries is a party to any, and there are no pending or, to the best of CFX's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against CFX or any of the CFX Subsidiaries; and neither CFX nor any of the CFX Subsidiaries is a party to or subject to any order, judgment or decree. To the knowledge of the CFX Entities, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions or to impose any material liability in connection therewith.

3.12. Compliance with Laws; Regulatory Examinations; Regulatory Approvals

      (a) CFX and each of the CFX Subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to CFX or any of the CFX Subsidiaries, except for violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on CFX, and neither CFX or any of the CFX Subsidiaries has knowledge of any violation of any of the above.

      (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of CFX and the CFX Subsidiaries, no regulatory agency has initiated any proceeding or, to the best knowledge of CFX, investigation into the business or operations of CFX or any of the CFX Subsidiaries since September 30, 1996. None of the CFX Entities has received any objection from any regulatory agency to any response to any violation, criticism or exception with respect to any report or statement relating to any examinations of CFX or any of the CFX Subsidiaries.

      (c) No CFX Entity has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or
(iii) restricting or in any way limiting its operations. No CFX Entity is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing.

      (d) No CFX Entity is aware of any reason why the conditions set forth in Section 5.1(b) hereof would not be satisfied without significant delay.

3.13. Certain Information

      At all times subsequent to the effectiveness of the Registration Statement or any post-effective amendment thereto and up to and including the time of the CFX shareholders' meeting to vote upon the Transactions, and at all times subsequent to the mailing of any Proxy Statement or any amendment thereto and up to and including the time of the CFX shareholders' meeting to vote upon the Transactions, such Registration Statement or Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by CFX relating to the CFX Entities shall (i) comply in all material respects with the applicable provisions of the Securities Laws, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

3.14. Pooling of Interests

      The CFX Entities know of no reason which would reasonably cause either of them to believe that the Transactions will not qualify as a pool-ing of interests for financial accounting purposes.

3.15  Employee Benefits

      CFX has Previously Disclosed a list of all benefit plans and programs made available by CFX to officers and employees of the CFX Entities. True and correct copies of all such plans and of all documents related to such programs have been made available to Community.

                                ARTICLE 4.
                                COVENANTS

4.1.  Shareholders' Meeting

      CFX and Community shall submit the Transaction Documents and, in the case of CFX, adoption of a Charter Amendment and the issuance of CFX Common Stock thereunder, to their respective shareholders for approval at annual or special meetings to be held as soon as practicable after the date hereof. Subject to the fiduciary duties of the respective boards of directors of Community and CFX as determined by each after consultation with counsel, the boards of directors of CFX and Community shall recommend at the respective shareholders' meetings that the shareholders vote in favor of such approvals. Nothing contained in this Section 4.1 shall prohibit either CFX or Community from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making such other disclosure to its stockholders which, in the judgment of its Board, based upon the advice of outside counsel, may be required under applicable law, or making disclosure to its stockholders of the absence of an opinion from Community's investment advisor dated the date of the Proxy Statement as to the fairness of the consideration to be paid to Community's stockholders in connection with the Share Exchange.

4.2.  Proxy Statement; Registration Statement

      As promptly as practicable after the date hereof, CFX and Community shall cooperate in the preparation of the Proxy Statements to be mailed to the shareholders of Community and CFX in connection with the Transactions and, if required, to be filed by CFX as part of the Registration Statement. In the event that the issuance of CFX Common Stock in connection with the Share Exchange is exempt from registration under Section 3(a)(10) of the Securities Act and the SEC's regulations and interpretations thereunder and shares received will not be considered "restricted securities" for purposes of Rule 144 under the Securities Act, no Registration Statement will be filed. CFX will advise Community, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the CFX Common Stock issuable in connection with the Share Exchange for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. CFX, after the Effective Date shall file a post-effective amendment to the Registration Statement or shall file a registration statement, as appropriate, either with respect to the sale of the shares of CFX Common Stock provided for in Article III of the Plan of Exchange to the holders of stock options issued by Community or for the resale of such shares by such optionees, as CFX and such optionees may agree. CFX shall take all actions necessary to register or qualify the shares of CFX Common Stock to be issued in the Share Exchange pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. CFX shall apply for approval to list the shares of CFX Common Stock to be issued in the Share Exchange on the AMEX, subject to official notice of issuance, prior to the Effective Date.

4.3.  Applications

      As promptly as practicable after the date hereof, the Parties shall take all action necessary or desirable to obtain any required regulatory approval for the Transactions. Without limiting the generality of the foregoing sentence, CFX or CFX Bank shall (i) file a request with the Federal Reserve for a waiver of the application and prior approval requirements of Section 3 of the BHC Act with respect to the Share Exchange and the Holding Company Merger, (ii) file an application with the FDIC for prior approval of the Bank Merger under the Bank Merger Act and the regulations promulgated thereunder, and (iii) file a notice with the Commissioner with respect to the Bank Merger pursuant to Chapter 388 or other applicable section of the New Hampshire Revised Statutes Annotated and the regulations promulgated thereunder. Each of the Parties shall, and they shall cause their respective subsidiaries to, submit any applications, notices, requests or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Transactions. Community and CFX each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application, notice, request or other filing and furnished by it shall be true, correct and complete in all material respects.

4.4.  Best Efforts; Certain Notices and Information

      (a) The Parties shall each use their reasonable best efforts in good faith to (a) furnish such information as may be required in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, and (b) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Transactions at the earliest possible date, including, without limitation, (i) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the Transactions, provided that no Community Entity shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CFX, and (ii) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No Party shall take or fail to take, or cause or permit its subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Transactions pursuant to the Transaction Documents, or that would adversely affect the qualification of the Transactions for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code; provided that nothing herein contained shall preclude CFX from exercising its rights under the Stock Option Agreement. In the event that any Party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each Party shall take such action as any other Party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on any of the Parties.

      (b) Community shall give prompt notice to CFX, and CFX shall give prompt notice to Community, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Reorganization Agreement to be untrue or inaccurate in any material respect at the date hereof or on the Closing Date (if so required under Section 5.2(a) or Section 5.3(a) hereof), and (ii) any material failure of Community or CFX, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each Party shall use all reasonable efforts to remedy such failure.

      (c) Community shall provide and shall request its auditors to provide CFX with such historical financial information regarding it (and related audit reports and consents) as CFX may reasonably request for securities disclosure purposes.

4.5.  Investigation and Confidentiality

      Community and CFX each will keep the other advised of all material developments relevant to its business or to consummation of the Transactions, material transactions outside of its ordinary course of business, and material changes in the normal course of its business or in the operation of its properties. The Parties each may make or cause to be made such investigation of the financial and legal condition of the other Parties as such Party reasonably deems necessary or advisable in connection with the Transactions; provided, however, that such investigation shall be reasonably related to such Transactions and shall not interfere unnecessarily with normal operations. Each Party agrees to furnish the other Parties and the other Parties' advisors with such financial data and other information with respect to its business and properties as such other

Parties shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Transactions of, any Party. Each Party shall hold all information furnished by the other Parties or any of such Party's subsidiaries or representatives pursuant hereto in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated February, 1997 by and between Community and CFX (the "Confidentiality Agreement").

4.6.  Press Releases

      Community and CFX shall agree with each other as to the form and substance of any press release related to the Transactions, and shall consult each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any Party, following notification to the other Parties, from making any disclosure which its counsel deems necessary.

4.7.  Covenants of the Community Entities

      (a) Prior to the Closing Date, and except as otherwise provided for by the Transaction Documents or consented to or approved by CFX, the Community Entities shall, and shall cause each of their respective subsidiaries to, use their respective reasonable best efforts to preserve their respective properties, business and relationships with customers, employees and other persons.

      (b) Except with the prior written consent of CFX or except as Previously Disclosed or except as expressly contemplated or permitted by the Transaction Documents, no Community Entity shall, and no Community Entity shall permit any of its subsidiaries to:

            (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

            (2) with respect to Community only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than its regular cash dividends on Community Common Stock in amounts not in excess of $.16 per share and in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments, provided that Community's cash dividends may be increased to the Increased Dividend (as defined below) per share of Community Common Stock beginning with the dividend payable in the first quarter of 1998, and provided further that the parties agree (x) to consult with respect to the amount of the last Community quarterly dividend payable prior to the Effective Date with the objective of assuring that the shareholders of Community do not receive a shortfall or dividend or distribution from both Community and CFX for such quarter based on the record and payment dates of their last dividend prior to the Holding

Company Merger and the record and payment dates of the first dividend of CFX following the Holding Company Merger and (y) that Community may pay a dividend to holders of record of Community Common Stock immediately prior to Effective Date consistent with the objective described in clause (x) above. The "Increased Dividend" shall be determined by multiplying the quarterly dividend then being paid by CFX with respect to each share of CFX Common Stock by 2.2;

            (3) issue any shares of its capital stock or permit any treasury shares to become outstanding other than pursuant to the Stock Option Agreement or Rights outstanding at the date hereof;

            (4) incur any additional obligation for borrowed money other than in the ordinary course of business consistent with past practice;

            (5) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

            (6) amend its articles or certificate of incorporation or association, charter or by-laws;

            (7) merge with any other corporation, savings association or bank or permit any other corporation, savings association or bank to merge into it or consolidate with any other corporation, savings association or bank; acquire control over any other firm, bank, corporation, savings association or organization or create any subsidiary;

            (8) except in the ordinary course of business consistent with past practice, waive or release any material right or cancel or compromise any material debt or claim;

            (9) except in connection with the hedging of interest rate risk related to Community's 1-4 family residential mortgage loan pipeline, enter into any material swap, hedge or other similar off-balance sheet transaction;

            (10) except as Previously Disclosed, except for foreclosing on collateral and except for sales of 1-4 family residential mortgage loans, automobile loans and Small Business Administration loans in the ordinary course of business consistent with past practice, liquidate or sell or dispose of any material assets or acquire any material assets; except as Previously Disclosed, make any capital expenditure in excess of $100,000 in any instance or $250,000 in the aggregate; or, except as Previously Disclosed, establish new branches or other similar facilities or enter into or modify any leases or other contracts relating thereto that involve annual payments that exceed $25,000 in any instance or $100,000 in the aggregate;

            (11) except as Previously Disclosed, increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees except in a manner consistent with past practice;

            (12) enter into, modify or extend any employment or severance contracts with any of its present or former directors, officers or employees;

            (13) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

            (14) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations;

            (15) change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles or regulatory requirements concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1995, except as required by law;

            (16) solicit or initiate inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, any Community Entity or any business combination with any Community Entity other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify CFX as soon as practicable if any such inquiries or proposals are received by any Community Entity, or if any Community Entity or any officer, director, agent or affiliate thereof is requested to or does furnish any confidential information relating to, or participates in any negotiations or discussions concerning, any transaction of a type describe in this paragraph; or

            (17)  agree to do any of the foregoing.

      (c) Each of the Community Entities agrees to approve, execute and deliver any amendment to the Transaction Documents and any additional plans and agreements requested by CFX to modify the structure of, or to substitute parties to, the Transactions; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be delivered to the shareholders of Community in connection with the Share Exchange, (ii) adversely affect the tax treatment to the shareholders of

Community as a result of receiving such consideration in the Share Exchange, or (iii) materially impede or delay receipt of any approval referred to in Section 4.1 or 4.3 hereof or the consummation of the Transactions.

      (d) CFX, CFX Bank, Community and Concord Bank all acknowledge that this Reorganization Agreement is binding upon them as of the date hereof. Community hereby covenants that it shall cause the board of directors of Centerpoint Bank to approve this Reorganization Agreement and the Plan of Merger and shall cause Centerpoint Bank to execute this Reorganization Agreement and the Plan of Merger as soon as practicable, but in no event later than 10 days after the date hereof. Pending such approval and execution, the representations and warranties contained in Article 2 hereof shall be construed on the basis that such approval and execution have yet to occur.

      (e) Community undertakes and agrees that, if so requested by CFX, it shall take all necessary action to facilitate the liquidation of Community Subsidiaries or the merger of Community Subsidiaries with subsidiaries of CFX effective on or after the Effective Date; provided however, that in no event shall the Closing be delayed in order to facilitate any such liquidation or merger and provided further, however, that Community shall not be required to take any action that could adversely affect the qualification of the Share Exchange as a reorganization within the meaning of Section 368(a) of the Code.

      (f) Immediately prior to the Closing, the CFX Entities and the Community Entities will supplement or amend their prior disclosures pursuant to this Reorganization Agreement, including without limitation all Previously Disclosed documents and information, with respect to any matter hereafter arising which, at the Closing Date, would be required to be Previously Disclosed to the CFX Entities or the Community Entities, as appropriate, if this Reorganization Agreement were dated as of the Closing Date, or which is necessary to correct any Previously Disclosed document or information which was inaccurate at the time it was made. No such supplement or amendment shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 5 hereof or the compliance by any of the Community Entities with the covenants set forth in this Section 4.7.

4.8.  Closing; Effective Date

      The Transactions shall be consummated at a closing (the "Closing") to be held at the offices of CFX, 102 Main Street, Keene, New Hampshire, as soon as practicable after the date on which the last of all required approvals for the Transactions has been obtained and the last of all required waiting periods under such approvals has expired (the "Earliest Possible Date") but not later than 10:00 a.m. on (x) the first business day following the last business day of the month containing the Earliest Possible Date or, (y) if the Earliest Possible Date occurs after the 20th day of a month, then the first business day following the last business day of the following month, or at such other place, date and time as the Parties may mutually agree upon (the "Closing Date"), with the Transactions to be consummated in such order and after such intermediate steps as CFX may specify; provided, however, that the order and any intermediate steps shall not (i) alter or change the amount or kind of consideration to be delivered to the shareholders of Community in connection with the Share Exchange, (ii) adversely affect the tax treatment to the shareholders of Community as a result of receiving such consideration in the Share Exchange, or (iii) materially impede or delay receipt of any approval referred to in Section 4.1 or 4.3 hereof or the consummation of the Transactions. In the event that the Closing occurs on a date determined under clause (y) of the preceding sentence and if such determination results in the passage of an additional calendar quarter prior to the publication of the financial information contemplated by Section 4.9(b) hereof, then CFX shall use its reasonable best efforts to publish no later than 25 days after the end of the first calendar month in which there are at least 30 days of combined operations following the consummation of the Transactions (which calendar month may be the calendar month in which the Effective Date occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. The Transactions shall be effective at the times and on the dates specified in the certificates or articles of merger or share exchange to be filed with the appropriate New Hampshire state authorities as contemplated by the Transaction Documents. For purposes of this Reorganization Agreement, the term "Effective Date" shall mean the effective time and date of the Share Exchange specified in the articles of share exchange to be filed with the appropriate New Hampshire state authorities as contemplated by the Plan of Exchange.

4.9.  Affiliates

      (a) The Parties shall cooperate and use their reasonable efforts to identify those persons who may be deemed to be "affiliates" of CFX and Community within the meaning of Rule 145 promulgated by the SEC under the Securities Act and for purposes of qualifying the Share Exchange for "pooling of interests" accounting treatment. Each of Community and CFX shall use its reasonable best efforts to cause each person so identified to deliver, no later than 30 days prior to the Effective Date, a written agreement providing that such person will not dispose of any CFX Common Stock received in the Share Exchange except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the SEC's rules relating to pooling of interests accounting treatment. Shares of CFX Common Stock issued to such affiliates in exchange for Community Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of CFX and Community have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this section.

      (b) CFX shall use its reasonable best efforts to publish no later than 25 days after the end of the first calendar quarter in which there are at least 30 days of combined operations following consummation of the Transactions (which calendar quarter may be the calendar quarter in which the Effective Date occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

4.10. Community Employees; Directors and Management

      (a) All employees of the Community Entities as of the Effective Date (the "Continuing Employees") shall become employees of one or more of the CFX Entities, as determined by CFX, as of the Effective Date. Nothing in the Transaction Documents shall give any Continuing Employee a right to continued employment with the CFX Entities after the Effective Date. As soon as practicable after the Effective Date, CFX shall provide or cause to be provided to all Continuing Employees who remain employed by the CFX Entities after the Effective Date with employee benefits which, in the aggregate, are at least substantially equivalent to those generally afforded to other employees of the CFX Entities holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees (the "CFX Benefits"); provided that (1) for purposes of determining eligibility for and vesting of the CFX Benefits only (and not for pension benefit accrual purposes), service with Community prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such Continuing Employees had been employees of the CFX Entities; (2) for a one-year period after the Effective Date, CFX shall not be required to provide the CFX Benefits to the Continuing Employees who continue to be employed by the CFX Entities to the extent that the Continuing Employees continue to be covered under one or more of the Plans; (3) this Section 4.10(a) shall not be construed to limit the ability of the CFX Entities to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes of general applicability to all CFX employees as they deem appropriate; and (4) CFX will provide Continuing Employees with severance benefits in accordance with Community's Previously Disclosed Severance Policy for a period of 12 months following the Effective Date.

      (b) Effective upon the Effective Date, Mr. Douglas Crichfield, the President and Chief Executive Officer of Community and Concord, shall become an Executive Vice President of CFX and the President and Chief Executive Officer of CFX Bank and shall be offered a 3-year employment agreement with CFX on terms substantially equivalent to those contracts of other Executive Vice Presidents, but which agreement shall be no less favorable in the aggregate than the current employment agreement between CFX and its the President and Chief Executive Officer.

      (c) Prior to or at the Effective Date, three directors of Community to be designated by Community (one of whom shall be Mr. Crichfield), after consultation with and the consent of CFX (which consent shall not be unreasonably withheld), shall be elected to the Board of Directors of CFX effective upon the Effective Date, shall be divided evenly among the classes, and shall be nominated for re-election, if at all, pursuant to CFX's then existing policies and procedures.

      (d) Prior to or at the Effective Date, three directors of Community to be designated by Community (one of whom shall be Mr. Crichfield), after consultation with and the consent of CFX and CFX Bank (which consent shall not be unreasonably withheld), shall be elected to the Board of Trustees of CFX Bank effective upon the Effective Date and shall be nominated for re-election, if at all, pursuant to CFX Bank's then existing policies and procedures.

      (e) From and after the Effective Date, the appropriate CFX Entity shall assume and honor in accordance with their terms all employment agreements (including change in control agreements and supplemental retirement plans) Previously Disclosed by Community. CFX agrees that the consummation of the Transactions constitutes a "change in control" as defined in such agreements. This paragraph is intended for the irrevocable benefit of, and shall be enforceable by, the parties to the agreements.

      (f) From and after the Effective Date, CFX shall indemnify persons who served as directors and officers of Community and the Community Banks on or before the Effective Date ("Indemnified Parties") in accordance with and subject to the provisions of Community's Articles of Incorporation Previously Disclosed to CFX (without regard to any limitation contained in New Hampshire law, in the By-laws of Community or the By-laws or Articles of the Community Banks). CFX intends the indemnification provided in the preceding sentence to be a binding obligation upon it for the irrevocable benefit of, and enforceable by, those directors and officers so indemnified. Any Indemnified Party wishing to claim indemnification under this Section 4.10(f), upon learning of any claim, action, suit, proceeding or investigation for which indemnification is to be sought, shall promptly notify CFX thereof; provided, that the failure to so notify shall not affect the obligations of CFX under this Section 4.10(f), (unless such failure materially increases CFX's liability here under). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) CFX shall have the right to assume the defense thereof, if it so elects, and CFX shall pay all reasonable fees and expenses of counsel for the indemnified Parties promptly as statements therefor are received; provided however, that CFX shall be obligated pursuant to this Section 4.10(f) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) CFX shall not be liable for any settlement effected without its prior written consent. From and after the Effective Date, CFX will cause the persons who served as directors or officers of Community and the Community Banks on or before the Effective Date to be covered by Community's existing directors' and officers' liability insurance policy (or policies of at least the same coverage and amounts and containing terms and conditions which are not less advantageous than such policy); provided that no such person shall be entitled to insurance coverage more favorable than that provided to the person in such capacity at the date hereof with respect to acts or omissions resulting from the person's service as such on or prior to the Effective Date, and provided further that CFX shall not be required to expend with respect to any year of coverage more than 150 percent of the current per annum amount expended by Community to maintain or procure insurance coverage pursuant hereto. Such insurance coverage shall commence on the Effective Date and will be provided for a period of no less than six years after the Effective Date. As a condition to receiving indemnification under this Section 4.10(f), the party claiming indemnification shall assign, by separate writing, to CFX all right, title and interest to and in proceeds of any insurance maintained or provided by Community or CFX or any of their respective affiliates for the benefits of the claiming party, to the extent of indemnification actually received from CFX hereunder and shall send such notices as CFX may reasonably request under any applicable directors' and officers' liability or blanket bond insurance coverage to preserve claims of which the claiming party is aware. No person shall be entitled to indemnification under this Section 4.10(f) if such person is seeking indemnification based on a claim (other than a claim arising as a supplier to, customer of or borrower from CFX or the CFX Subsidiaries or Community or the Community Subsidiaries) brought by such person or by an entity of which such person is a general partner, executive officer, director, trustee, beneficiary or controlling person unless such person has waived any right to participate in any damage or other award to such claiming party or other entity in any such action, suit or proceeding.

                                ARTICLE 5.
                           CONDITIONS PRECEDENT

5.1.  Conditions Precedent to the Obligations of All the Parties

      The respective obligations of the Parties to effect the Transactions shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

      (a) All corporate action necessary to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions shall have been duly and validly taken;

      (b) The Parties shall have received all regulatory approvals required or mutually deemed necessary in connection with the Transactions, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of the Transactions shall have been satisfied, provided that no such approval shall have imposed any condition or requirement not reasonably foreseen as of the date of this Agreement that would, in the reasonable good faith opinion of the Board of Directors of CFX or Community, materially and adversely affects the anticipated economic and business benefits to CFX of the Transactions as to render consummation of the Transactions inadvisable, provided that no condition or requirement that relates primarily to regulatory matters existing at the date hereof with respect to CFX's business or activities shall be deemed to affect the business, operations, financial condition, property or assets of the combined enterprise or of Community or otherwise materially impair the value of Community to CFX;

      (c)   One of the following shall have occurred:

            (i) a Registration Statement (including any post-effective amendment thereto) shall have been filed with the SEC and shall be effective under the Securities Act, and no proceeding shall be pending or to the knowledge of CFX threatened by the SEC to suspend the effectiveness of such Registration Statement;

            (ii) the Parties shall have received a "no-action" letter from the staff of the SEC stating that, by reason of the exemption afforded by
Section 3(a)(10) of the Securities Act, it will not recommend any enforcement action to the SEC with respect to the issuance of CFX Common Stock in exchange for Community Common Stock in connection with the Share Exchange without registration thereof under the Securities Act and that such shares do not constitute "restricted securities"; or

            (iii) the Parties shall have received an opinion of Arnold & Porter to the effect that the issuance of CFX Common Stock in exchange for Community Common Stock in connection with the Share Exchange is exempt from the registration provisions of the Securities Act by reason of the exemption afforded by Section 3(a)(10) thereof and that such shares do not constitute "restricted securities";

      (d) CFX shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

      (e) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which Community is a party requires the consent of or waiver from the other party thereto as a result of the Transactions, such consent or waiver shall have been obtained, unless the failure to obtain such consents or waivers, individually or in the aggregate, would not have a Material Adverse Effect on Community;

      (f) None of the Parties shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Transactions;

      (g) The shares of CFX Common Stock that may be issued in the Share Exchange shall have been approved for listing on the AMEX, subject to official notice of issuance; and

      (h) Community and CFX shall have received an opinion of Arnold & Porter, reasonably satisfactory to tax counsel for Community, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date:

            (1) the Share Exchange shall either constitute a reorganization for federal income tax purposes within the meaning of
Section 368(a) of the Code or be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

            (2) no gain or loss will be recognized by a shareholder of Community who exchanges all of the shareholder's Community Common Stock (including each attached right issued pursuant to the Community Rights Agreement) solely for CFX Common Stock in the Share Exchange (except with respect to cash received in lieu of a fractional share interest in CFX Common Stock);

            (3) the tax basis of the CFX Common Stock received by a shareholder who exchanges all of the shareholder's Community Common Stock solely for CFX Common Stock in the Share Exchange will be the same as the tax basis of the Community Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (4) the holding period of the shares of CFX Common Stock to be received by a shareholder of Community will include the period during which such shareholder held the shares of Community Common Stock surrendered in exchange therefor, provided the Community Common Stock surrendered is held as a capital asset on the Effective Date.

      Each Party shall provide, in writing, a statement of facts, representations and assumptions on which Arnold & Porter may rely in rendering its opinion, which facts, representations and assumptions shall reflect the state of facts existing on the Effective Date.

5.2. Conditions Precedent to the Obligations of Community and the Community Banks

      The obligations of Community and the Community Banks to effect the Transactions shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Community pursuant to Section 6.4 hereof:

      (a) The representations and warranties of CFX and CFX Bank set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated or permitted by this Reorganization Agreement or consented to in writing by Community; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on CFX;

      (b) CFX and CFX Bank shall have in all material respects performed all obligations and complied with all of their covenants required by the Transaction Documents prior to the Effective Date (including, without limitation, the covenant set forth in Section 4.10(b) hereof);

      (c) CFX and CFX Bank each shall have delivered to Community a certificate, dated the Closing Date and signed by its President or Chief Financial Officer to the effect that the conditions set forth in paragraphs
(a) and (b) of this section have been satisfied; and

      (d) Community shall have received an opinion of Devine, Millimet & Branch, counsel to CFX, dated the Closing Date, as to such matters as Community may reasonably request with respect to the Transactions.

5.3.  Conditions Precedent to the Obligations of CFX and CFX Bank

      The respective obligations of CFX and CFX Bank to effect the Transactions shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by CFX pursuant to
Section 6.4 hereof:

      (a) The representations and warranties of Community and the Community Banks set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated or permitted by this Reorganization Agreement or consented to in writing by CFX; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Community;

      (b) Community and the Community Banks shall have, in all material respects, performed all obligations and complied with all of their covenants required by the Transaction Documents;

      (c) Community and the Community Banks each shall have delivered to CFX a certificate, dated the Closing Date and signed by its President and Chief Executive Officer to the effect that the conditions set forth in paragraphs (a) and (b) of this section have been satisfied;

      (d) No event shall have occurred that shall preclude the Transactions from being accounted for as a pooling of interests;

      (e) The Rights issued pursuant to the Community Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement (unless, in the case of a distribution or trigger, the effects can be cured by Community);

      (f) CFX shall have received from KPMG Peat Marwick LLP a "comfort letter" dated not more than five days prior to (i) the effective date of the Registration Statement, if any, and, otherwise, the mailing date of the Proxy Statement, and (ii) the Closing Date, with respect to certain financial information regarding Community, in form and substance which is customary in transactions such as the Transactions; and

      (g) CFX shall have received an opinion of Foley, Hoag & Eliot LLP, counsel to Community, dated the Closing Date, as to such matters as CFX may reasonably request with respect to the Transactions.

                                ARTICLE 6.
                     TERMINATION, WAIVER AND AMENDMENT

6.1.  Termination

      This Reorganization Agreement and the other Transaction Documents (other than the Stock Option Agreement, which shall be governed by the terms thereof) may be terminated, either before or after approval by the shareholders of CFX and Community:

      (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the Parties;

      (b) At any time on or prior to the Closing Date, by CFX in writing, if Community or either of the Community Banks has, or by Community in writing, if CFX or CFX Bank has, in any material respect, breached, and the Party seeking to terminate the Transaction Documents has not, in any material respect, breached (i) any covenant or agreement contained in the Transaction Documents, or (ii) any representation or warranty contained herein (without giving effect to any exceptions in such representations or warranties relating to materiality or a Material Adverse Effect), and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the Party committing such breach or the Closing Date (unless the breach, by its nature, is curable within 30 days after the date of written notice thereof and such 30-day cure period extends beyond the Closing Date, in which case the Closing Date shall be delayed to permit the cure of the breach by the breaching Party within such 30-day cure period); provided, however, that no breach or breaches of any representation or warranty referenced in this paragraph 6.1(b) shall be grounds for termination pursuant to this paragraph 6.1(b) unless such breach or breaches, singly or in the aggregate, shall have a Material Adverse Effect on the breaching party;

      (c) At any time, by any Party in writing, if the applications for prior approval or consents referred to in Section 4.3 hereof have been denied, and the time period for appeals and requests for reconsideration has run, or if any governmental entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the Transactions or any of them;

      (d) At any time, by any Party in writing, if the shareholders of CFX or Community do not approve the Transactions or the shareholders of CFX do not approve the Charter Amendment at the annual or special meetings duly called for that purpose;

      (e) By any Party in writing, if the Closing Date has not occurred by the close of business on March 31, 1998 (the "Termination Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Reorganization Agreement and the other Transaction Documents to perform or observe the covenants and agreements set forth herein, provided that the Termination Date may be extended until June 30, 1998 by any Party by written notice to the other Parties (given not later than February 28, 1998) if the Closing shall not have occurred because of failure to obtain approval from one or more regulatory authorities whose approval is required in connection with this Reorganization Agreement and the Transactions under circumstances in which neither party has the right to terminate this Reorganization Agreement pursuant to Section 6.1(c) hereof; or

      (f) By Community, if (i) the CFX Price (as that term is defined in the Plan of Exchange) is less than the Floor Price (as that term is defined in the Plan of Exchange), (ii) Community provides written notice to CFX prior to the third business day immediately preceding the Closing Date of its intent to terminate this Reorganization Agreement and the other Transaction Documents (other than the Stock Option Agreement) pursuant to this Section 6.1(f), and (iii) CFX does not elect prior to the close of business on the business day immediately preceding the Closing Date to increase the Exchange Ratio (as that term is defined in the Plan of Exchange) to the Cure Ratio (as that term is defined in the Plan of Exchange).

6.2.  Effect of Termination

      (a) In the event this Reorganization Agreement and the other Transaction Documents are terminated pursuant to Section 6.1 hereof, the Transaction Documents (other than the Stock Option Agreement) shall become void and have no effect, except that (i) this Section 6.2, the provisions relating to confidentiality, expenses and governing law set forth in Sections 4.5, 7.1 and 7.7 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b)(i) shall not relieve the breaching Party from liability (in an action at law or otherwise) for an uncured willful breach of such covenant or agreement giving rise to such termination.

      (b) If this Reorganization Agreement is terminated, expenses of the Parties hereto shall be determined as follows:

            (1) Any termination of this Reorganization Agreement pursuant to Sections 6.1(a), 6.1(c), 6.1(d), 6.1(e) or 6.1(f) hereof (other than as a result of a willful breach or gross negligence by a Party hereto) shall be without cost or expense on the part of any Party to the others; and

            (2) In the event of a termination of this Reorganization Agreement pursuant to Section 6.1(b) hereof as a result of a breach of a representation, warranty or covenant which is caused by the willful conduct or gross negligence of a Party, such Party shall (while remaining liable for any liabilities or damages arising out of such willful breach or gross negligence) be obligated to reimburse the other Parties for all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other Parties in connection with the entering into of this Reorganization Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Expenses").

      (c) The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity and notwithstanding anything to the contrary contained herein, no Party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Reorganization Agreement.

6.3.  Non-Survival of Representations, Warranties and Covenants

      All representations, warranties and covenants in this Reorganization Agreement and the other Transaction Documents or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any Party (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either CFX or Community, the aforesaid representations, warranties and covenants being material inducements to the consummation by the Parties of the Transactions.

6.4.  Waiver

      Except with respect to any required shareholder or regulatory approval, CFX and Community, respectively, by written instrument signed by an executive officer of such Party, may at any time (whether before or after approval of the Transaction Documents by the shareholders of CFX and Community) extend the time for the performance of any of the obligations or other acts of the Community Entities, on the one hand, or the CFX Entities, on the other hand, and may waive (i) any inaccuracies of the Parties in the representations or warranties contained in the Transaction Documents or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the Parties, or satisfaction of any of the conditions precedent to its obligations, contained in the Transaction Documents, or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that, after any such approval by the shareholders of Community, no such modification shall (i) alter or change the amount or kind of consideration to be received by holders of Community Common Stock as provided in the Plan of Exchange, or (ii) adversely affect the tax treatment to Community shareholders as a result of the receipt of such consideration.

6.5.  Amendment or Supplement

      The Transaction Documents may be amended or supplemented at any time by mutual agreement of the parties thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereof.

                                ARTICLE 7.
                               MISCELLANEOUS

7.1.  Expenses

      Except as provided in Section 6.2(b) hereof, each Party shall bear and pay all costs and expenses incurred by it in connection with the Transactions, including fees and expenses of its own financial consultants, accountants and counsel, provided, however, that CFX and Community each shall bear and pay 50 percent of all filing fees associated with the Proxy Statements insofar as they pertain to the Transactions and with the Registration Statement, if required.

7.2.  Entire Agreement

      The Transaction Documents contain the entire agreement between the parties with respect to the Transactions and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein and the Confidentiality Agreement. The terms and conditions of the Transaction Documents shall inure to the benefit of and be binding upon the Parties and thereto and their respective successors. Except as specifically set forth in the Transaction Documents, nothing in the Transaction Documents, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities.

7.3.  No Assignment

      No Party may assign any of its rights or obligations under this Reorganization Agreement to any other person.

7.4.  Notices

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

      If to Community or the Community Banks:

      Community Bankshares, Inc.
      43 North Main Street
      Concord, NH  03301
      Attention:  Mr. Douglas Crichfield
      Facsimile No.:  603-228-5190

      With a copy to:

      Foley, Hoag & Eliot LLP
      One Post Office Square
      Boston, MA  02109
      Attention:  Peter W. Coogan, Esquire
      Facsimile No.:  617-832-7000

      If to CFX or CFX Bank:

      CFX Corporation
      102 Main Street
      Keene, NH  03431
      Attention:  Mark A. Gavin
      Facsimile No.:  603-358-5028

      With a copy to:

      Arnold & Porter
      555 Twelfth Street, N.W.
      Washington, D.C.  20004
      Attention:  Steven Kaplan, Esquire
      Facsimile No.:  202-942-5999

7.5.  Captions

      The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

7.6.  Counterparts

      This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be executed by facsimile transmission.

7.7.  Governing Law

      This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Reorganization to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                        COMMUNITY BANKSHARES, INC.



                        By:
                              ---------------------------------------
                              Douglas Crichfield
                              President and Chief Executive Officer


                        CONCORD SAVINGS BANK



                        By:
                              ---------------------------------------
                              Douglas Crichfield
                              President and Chief Executive Officer


                        CENTERPOINT BANK



                        By:
                              ---------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                        CFX CORPORATION



                        By:
                              ---------------------------------------
                              Peter J. Baxter,
                              President and Chief Executive Officer


                        CFX BANK



                        By:
                              ---------------------------------------
                              Peter J. Baxter,
                              President and Chief Executive Officer

                                  ANNEX A
                          PLAN OF SHARE EXCHANGE


      PURSUANT TO THIS PLAN OF SHARE EXCHANGE (this "Plan of Exchange"), dated as of March 24, 1997, CFX CORPORATION ("CFX"), a New Hampshire corporation, shall, subject to the terms and conditions specified herein and in a related Agreement and Plan of Reorganization dated as of even date herewith (the "Reorganization Agreement"), acquire through a share exchange all the outstanding shares of COMMUNITY BANKSHARES, INC. ("Community"), a New Hampshire corporation.

                                ARTICLE 1.
                              SHARE EXCHANGE

      1.1. On the Effective Date (as hereinafter defined), each share of common stock of Community, par value $1.00 per share ("Community Common Stock"), outstanding immediately prior to the Effective Date (except as provided in Paragraphs 4, 7 and 8 of this Article), including each attached right issued pursuant to the Community Rights Agreement (as defined in Section 2.1(a) of the Reorganization Agreement), shall be converted without any action on the part of the holder thereof into an amount of common stock, par value $0.66 2/3 per share, of CFX ("CFX Common Stock") equal to one share multiplied by the Exchange Ratio as determined below (rounded to the nearest four decimal places).

      1.2. As used herein, the term "CFX Price" shall mean the average of the averages of the high and low prices of CFX Common Stock on the American Stock Exchange (as reported by The Wall Street Journal) for each of the 15 consecutive trading days ending on the business day before the Effective Date.

      1.3. (a) For purposes of this Plan of Exchange, the Exchange Ratio shall be 2.2 shares of CFX Common Stock for each share of Community Common Stock; provided, however, that (i) the Exchange Ratio shall be 2.0 shares of CFX Common Stock for each share of Community Stock if the CFX Price is greater than $20.00; (ii) the Exchange Ratio shall be $40.00 / the CFX Price, if the CFX Price is greater than $18.18 but not greater than $20.00; and (iii) the Exchange Ratio shall be $29.70 / the CFX Price (the "Cure Ratio"), if the CFX Price is $13.50 (the "Floor Price") or less and CFX has elected to increase the Exchange Ratio in accordance with Section 6.1(f) of the Reorganization Agreement.

            (b) Notwithstanding the provisions of the preceding subparagraph (a), in the event that before the Effective Date an announcement is made with respect to a business combination involving the acquisition of CFX or a substantial portion of its assets, the Exchange Ratio shall not be less than 2.2 shares of CFX Common Stock for each share of Community Common Stock

      1.4. On the Effective Date, all shares of Community Common Stock held in the treasury of Community or owned beneficially by any subsidiary of Community other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Community Common Stock owned by CFX or owned beneficially by any subsidiary of CFX other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

      1.5. (a) Prior to the Effective Date, CFX shall appoint a bank, trust company or other stock transfer agent selected by CFX as the exchange agent (the "Exchange Agent") to effect the exchange of certificates evidencing shares of Community Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of CFX Common Stock to be received in the share exchange. On the Effective Date, CFX shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of CFX the issuance of the number of shares of CFX Common Stock issuable in the share exchange.

            (b) Within five business days after the Effective Date, the Exchange Agent shall mail to each holder of record of Community Common Stock as of the Effective Date a notice of consummation of the share exchange and a form of transmittal letter pursuant to which each such shareholder shall transmit the Certificate or Certificates, or, in lieu thereof, such evidence of lost, stolen or mutilated Certificate or Certificates and such surety bond as the Exchange Agent may reasonably require in accordance with customary exchange practices. Community shareholders who satisfy such requirements for lost, stolen or mutilated certificates shall for purposes of the exchange procedures set forth herein be deemed to have submitted Certificates for Community Common Stock. As soon as practicable after surrender of such Certificate to the Exchange Agent with a properly completed transmittal letter, the Exchange Agent will promptly mail by first class mail to such shareholder a certificate or certificates representing the number of full shares of CFX Common Stock into which the shares of Community Common Stock evidenced by the Certificate surrendered shall have been converted pursuant to this Plan of Exchange.

            (c) The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of CFX Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid. No dividends or other distributions declared after the Effective Date with respect to CFX Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
Article I.  After the surrender of a Certificate in accordance with this
Article I, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CFX Common Stock represented by such Certificate.

            (d) No transfer taxes shall be payable by any shareholders of Community in respect of the issuance of certificates for CFX Common Stock and no expenses shall be imposed on any shareholder of Community in connection with the conversion of shares of Community Common Stock into shares of CFX Common Stock and the delivery of such shares to the former holder of Community Common Stock entitled thereto, except that, if any certificate for shares of CFX Common Stock is to be issued in a name other than that in which a certificate or certificates for shares of Community Common Stock surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to CFX any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or certificates or establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

            (e) Certificates surrendered for exchange by any person who is an "affiliate" of Community for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of CFX Common Stock until CFX has received the written agreement of such person contemplated by Section 4.9 of the Reorganization Agreement. If any certificate for shares of Community Common Stock is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of CFX or its agent that such taxes are not payable.

      1.6. Upon the Effective Date, the stock transfer books of Community shall be closed and no transfer of Community Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Exchange notwithstanding, neither CFX or its agent nor any party to the share exchange shall be liable to a holder of Community Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.7. In the event that, between the date hereof and prior to the Effective Date, the outstanding shares of CFX Common Stock or Community Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock split or other like changes in the capitalization of CFX or Community, or if a stock dividend is declared on CFX Common Stock or Community Common Stock with a record date within such period, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of CFX Common Stock to be thereafter delivered pursuant to this Plan of Exchange, and the dollar amounts and the Exchange Ratio set forth in Section 3 of this
Article I, so that each shareholder of Community shall be entitled to receive such number of shares of CFX Common Stock or other securities as such shareholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange or shares or readjustment or other like changes in the capitalization of CFX or Community, or as a result of a stock dividend on CFX Common Stock or Community Common Stock, had the record date therefor been immediately following the Effective Date.

      1.8. Notwithstanding any other provision hereof, each holder of shares, or of options to purchase shares, of Community Common Stock who would otherwise have been entitled to receive a fraction of a share of CFX Common Stock (after taking into account all Certificates delivered by such holder or all shares such holder is entitled to receive in accordance with
Article III hereof) shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for CFX Common Stock which such holder is to receive pursuant to the share exchange), in lieu thereof, cash in an amount equal to such fractional part of a share of CFX Common Stock multiplied by the "market value" of such Common Stock. The "market value" of one share of CFX Common Stock shall be the closing price of CFX Common Stock on the American Stock Exchange (as reported by The Wall Street Journal) on the last business day preceding the Effective Date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

      1.9. On the Effective Date, the share exchange contemplated hereby shall have the effect set forth in Section 293-A:11.06 of the New Hampshire Revised Statutes Annotated.

                                ARTICLE 2.
                            DISSENTERS' RIGHTS

      Notwithstanding anything in this Plan of Exchange to the contrary and unless otherwise provided by applicable New Hampshire law, shares of Community Common Stock that are issued and outstanding immediately prior to the Effective Date and that are owned by stockholders who, pursuant to applicable New Hampshire law, (1) deliver to Community before the taking of the vote of Community's stockholders on the Plan of Exchange a written notice of their intent to demand payment for their shares of Community Common Stock if the share exchange is effectuated, and (2) do not vote their shares in favor of this Plan of Exchange (the "Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, shares of CFX Common Stock, but, instead, the holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares, plus accrued interest, in accordance with applicable New Hampshire law. If any holders of Community Common Stock shall have failed to perfect or shall have effectively withdrawn, waived or lost the right to dissent from the share exchange and to receive the fair value of such shares as provided under applicable New Hampshire law, the shares of Community Common

Stock held by such holder shall be deemed to have been converted into and be exchangeable for shares of CFX Common Stock on the Effective Date.

                                ARTICLE 3.
                              STOCK OPTIONS

            On the Effective Date, each then outstanding stock option to purchase Community Common Stock ("Community Option") pursuant to the 1985 Stock Option Plan, the 1988 Stock Option Plan, the 1989 Centerpoint Bank Stock Option Plan, the 1992 Stock Option Plan or the 1991 Employee Stock Purchase Plan (collectively, the "Community Stock Option Plans") (it being understood that the aggregate number of shares of Community Common Stock subject to purchase pursuant to the exercise of such Community Options (excluding those under the 1991 Employee Stock Purchase Plan) is not and shall not be more than 95,379), whether vested or unvested, will be assumed by CFX. Each Community Option so assumed by CFX under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Community Stock Option Plans immediately prior to the Effective Date, except that (i) such Community Option shall be exercisable (when vested) for that number of whole shares of CFX Common Stock equal to the product of the number of shares of Community Common Stock covered by the Community Option multiplied by the Exchange Ratio, provided that any fractional share of CFX Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (ii) the exercise price per share of CFX Common Stock shall be equal to the exercise price per share of Community Common Stock of such Community Option, divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. It is the intention of the parties that the Community Options assumed by CFX qualify following the Effective Date as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended to the extent that the Community Options qualified as incentive stock options immediately prior to the Effective Date.

                                ARTICLE 4.
                   EFFECTIVE DATE OF THE SHARE EXCHANGE

      Articles of share exchange evidencing the transactions contemplated herein shall be delivered to the New Hampshire Secretary of State in accordance with applicable New Hampshire law. The share exchange contemplated hereby shall be effective at the time and on the date specified in such articles of share exchange (such date and time being herein referred to as the "Effective Date").

                                ARTICLE 5.
                           CONDITIONS PRECEDENT

      The obligations of CFX and Community to effect the share exchange as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                ARTICLE 6.
                                TERMINATION

      Anything contained in this Plan of Exchange to the contrary notwithstanding, and notwithstanding the adoption hereof by the shareholders of Community, this Plan of Exchange may be terminated and the share exchange abandoned as provided in the Reorganization Agreement.

                                ARTICLE 7.
                               MISCELLANEOUS

      7.1. This Plan of Exchange may be amended or supplemented at any time prior to its Effective Date by mutual agreement of CFX and Community. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

      7.2. Any notice or other communication required or permitted under this Plan of Exchange shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

      7.3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Exchange.

      7.4. This Plan of Exchange shall be governed by and construed in accordance with the laws of New Hampshire applicable to the internal affairs of Community and CFX.

                                  ANNEX B
                       AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger"), dated as of March 24, 1997, is by and among Concord Savings Bank, a New Hampshire state-chartered savings bank ("Concord Bank"), Centerpoint Bank, a New Hampshire state-chartered commercial bank ("Centerpoint Bank"), and CFX BANK ("CFX Bank"), a New Hampshire state chartered savings bank, and is joined in by COMMUNITY BANKSHARES, INC. ("Community"), a New Hampshire corporation, and CFX CORPORATION ("CFX"), a New Hampshire Corporation.

                                WITNESSETH

      WHEREAS, the respective Boards of Directors of Concord Bank, Centerpoint Bank and CFX Bank deem the merger of Concord Bank and Centerpoint Bank with and into CFX Bank, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective banks and their respective shareholders, and the respective Boards of Directors of Concord Bank, Centerpoint Bank and CFX Bank have adopted resolutions approving this Plan of Merger and a related Agreement and Plan of Reorganization dated as of even date herewith (the "Reorganization Agreement").

      WHEREAS, Community, the sole shareholder of Concord Bank and Centerpoint Bank, and CFX, the sole shareholder of CFX Bank, have consented to and joined in this Plan of Merger and have entered into the Reorganization Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                ARTICLE 1.
                                BANK MERGER

      Subject to the terms and conditions of this Plan of Merger, on the Effective Date (as hereinafter defined), Concord Bank and Centerpoint Bank shall be merged with and into CFX Bank, pursuant to the provisions of, and with the effect provided in, Title 35 of the New Hampshire Revised Statutes Annotated (the "Bank Merger"). On the Effective Date, the separate existence of Concord Bank and Centerpoint Bank shall cease and CFX Bank, as the surviving entity, shall continue unaffected and unimpaired by the Bank Merger (CFX Bank, as existing on and after the Effective Date, being hereinafter sometimes referred to as the "Surviving Bank").

                                ARTICLE 2.
                     ARTICLES OF AGREEMENT AND BY-LAWS

      The Amended and Restated Articles of Agreement and the By-laws of CFX Bank in effect immediately prior to the Effective Date shall be the Articles of Agreement and the By-laws of the Surviving Bank, amended as set forth below, in each case until amended in accordance with applicable law. The Articles of Agreement of the Surviving Bank shall be amended effective upon the Effective Date to add the following paragraph to the end of existing Article VI:

      "The Bank shall assume the Distribution and Liquidation Account (the "Liquidation Account") initially established and maintained by Concord Savings Bank for the benefit of Concord Savings Bank's eligible savings account holders as of May 8, 1986 ("eligible savers"). Notwithstanding any provision of these Articles or of the By-laws of the Bank to the contrary, in the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible savers' inchoate interest in the Liquidation Account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the Liquidation Account shall not entitle such eligible saver to any voting rights at meetings of the Bank's shareholders."

                                ARTICLE 3.
                          DIRECTORS AND OFFICERS

      The directors of CFX Bank immediately prior to the Effective Date, together with three directors of Community to be designated by Community in accordance with Section 4.10(c) of the Reorganization Agreement, will be the directors of the Surviving Bank on the Effective Date. The officers of CFX Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank on the Effective Date, except then Mr. Douglas Crichfield, if he is the President and Chief Executive Officer of Concord Bank immediately prior to the Effective Date, shall become the President and Chief Executive Officer of the Surviving Bank on the Effective Date.

                                ARTICLE 4.
                                  CAPITAL

      The shares of capital stock of CFX Bank issued and outstanding immediately prior to the Effective Date shall be the shares of the Surviving Bank issued and outstanding on the Effective Date.

                                ARTICLE 5.
               CANCELLATION OF CONCORD AND CENTERPOINT STOCK

      Each share of Concord Bank and Centerpoint Bank capital stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger, be cancelled on the Effective Date, and no cash, stock or other property shall be delivered in exchange therefor.

                                ARTICLE 6.
                     EFFECTIVE DATE OF THE BANK MERGER

      Certificates or articles of merger evidencing the transactions contemplated herein shall be delivered to the New Hampshire Secretary of State in accordance with applicable New Hampshire law. The Bank Merger shall be effective at the time and on the date specified in such certificates or articles of merger (such date and time being herein referred to as the "Effective Date").

                                ARTICLE 7.
                           CONDITIONS PRECEDENT

      The obligations of Concord Bank, Centerpoint Bank and CFX Bank to effect the Bank Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                ARTICLE 8.
                                TERMINATION

      Anything contained in this Plan of Merger to the contrary notwithstanding, this Plan of Merger may be terminated and the Bank Merger abandoned as provided in the Reorganization Agreement.

                                ARTICLE 9.
                               MISCELLANEOUS

      9.1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Date by mutual agreement of the parties hereto. Any such amendment or supplement must be in writing and approved by the parties' respective Boards of Directors and/or by officers authorized thereby.

      9.2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

      9.3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

      9.4. This Plan of Merger shall be governed by and construed in accordance with the laws of New Hampshire applicable to the internal affairs of Concord Bank, Centerpoint Bank and CFX Bank.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                        CONCORD SAVINGS BANK


                        By:
                              ---------------------------------------
                              Douglas Crichfield
                              President and Chief Executive Officer


                        CENTERPOINT BANK


                        By:
                              ---------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                        CFX BANK


                        By:
                              ---------------------------------------
                              Peter J. Baxter,
                              President and Chief Executive Officer



JOINED IN BY:

COMMUNITY BANKSHARES, INC.


By:
      ---------------------------------------
      Douglas Crichfield
      President and Chief Executive Officer

CFX CORPORATION



By:
      ---------------------------------------
      Peter J. Baxter,
      President and Chief Executive Officer